UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2016

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey		08873
(Address of registrant’s principal executive office)		(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 4.75% Senior Notes due 2024

On December 9, 2016, Catalent Pharma Solutions, Inc. (the “Operating Company”), a wholly owned subsidiary of Catalent, Inc. (the “Company”), completed its previously announced private offering of €380.0 million aggregate principal amount ($404.5 million U.S. dollar equivalent) of its 4.75% Senior Notes due 2024 (the “Notes”). The Notes are fully and unconditionally guaranteed, jointly and severally, by all of the wholly owned U.S. subsidiaries of the Operating Company that guarantee its senior secured credit facilities. The Notes were issued pursuant to an indenture, dated as of December 9, 2016 (the “Indenture”), by and among the Operating Company, the subsidiary guarantors named therein (the “Guarantors”), Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar.

The Notes and the related guarantees were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes will mature on December 15, 2024. Interest on the Notes accrues at the rate of 4.75% per annum and is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2017.

The Notes are unsecured senior obligations of the Operating Company and will rank equally in right of payment with all of its existing and future unsubordinated indebtedness, rank senior in right of payment to any of its future indebtedness that expressly provides for its subordination to the Notes, be structurally subordinated to all of the existing and future indebtedness and other liabilities of its subsidiaries that are not guarantors of the Notes, and be effectively subordinated to all of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness (including obligations under the Operating Company’s senior secured credit facilities). The guarantees will be unsecured senior obligations of the Guarantors and will rank equally in right of payment with all existing and future unsubordinated indebtedness of the Guarantors, rank senior to any future indebtedness of the Guarantors that expressly provides for its subordination to the guarantees, and be effectively subordinated to all existing and future secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness (including the Guarantors’ guarantees of the Operating Company’s obligations under its senior secured credit facilities). The Notes are not guaranteed by either PTS Intermediate Holdings LLC or the Company, the direct and indirect parent companies of the Operating Company.

The Operating Company may redeem some or all of the Notes prior to December 15, 2019 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. The Operating Company may redeem some or all of the Notes on or after December 15, 2019 at redemption prices specified in the Indenture, plus accrued and unpaid interest to the redemption date. In addition, at any time prior to December 15, 2019, the Operating Company may redeem up to 40% of the aggregate principal amount of the Notes with funds in an aggregate amount not exceeding the net cash proceeds from certain equity offerings at a redemption price equal to 104.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In the event of certain developments affecting taxation, the Operating Company may redeem all, but not less than all, of the Notes.

Upon the occurrence of a Change of Control (as defined in the Indenture), the Operating Company must make an offer to repurchase all of the outstanding Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest up to, but excluding, the repurchase date.

The Indenture contains covenants that, among other things, limit the ability of the Operating Company and its restricted subsidiaries to (i) incur or guarantee more debt or issue certain preferred shares, (ii) pay dividends on, repurchase or make distributions in respect of their capital stock or make other restricted payments, (iii) make certain investments, (iv) sell certain assets, (v) create liens, (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets, (vii) enter into certain transactions with their affiliates, and (viii) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of exceptions, limitations and qualifications as set forth in the Indenture.

The Indenture also contains customary events of default including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of the Operating Company or certain of its subsidiaries. Upon an event of default, either the holders of at least 30% in principal amount of the then-outstanding Notes or the Trustee may declare the Notes immediately due and payable, or in certain circumstances, the Notes automatically will become due and immediately payable.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2 hereto, respectively, and each is incorporated by reference herein.

Second Amendment to the Amended and Restated Credit Agreement

On December 9, 2016, the Operating Company, PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swing line lender and the lenders party thereto, entered into the Second Amendment (the “Second Amendment”) to the Amended and Restated Credit Agreement, dated as of May 20, 2014 (as the same has been amended, supplemented or otherwise modified prior to December 9, 2016, and as further amended by the Second Amendment, the “senior secured credit facilities”). The Second Amendment lowers the interest rates applicable to the U.S. dollar-denominated and euro-denominated term loans under the senior secured credit facilities. The new applicable rate for U.S. dollar-denominated term loans is LIBOR (subject to a floor of 1.00%) plus 2.75%, which is 0.50% lower than the previous rate (and which amendment also eliminates ‘step’ pricing based on a measure of the Operating Company’s total leverage ratio), and the new applicable rate for euro-denominated term loans is LIBOR (subject to a floor of 1.00%) plus 2.50%, which is 0.75% lower than the previous rate (and for which ‘step’ pricing has also been eliminated).

The Second Amendment also includes a prepayment premium of 1.0% in the event of another repricing event (as defined in the Second Amendment) on or before the six-month anniversary of the Second Amendment. There is no change to maturities or covenants as a result of the Second Amendment.

Certain of the agents and lenders providing funding or other services under the senior secured credit facilities, as well as certain of their affiliates, have, from time to time, provided investment banking and financial advisory services to the Operating Company and/or its affiliates for which they have received customary fees and commissions. Such agents and lenders may provide these services from time to time in the future.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the actual terms of the agreement.

A copy of the Second Amendment is attached as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Items.

On December 12, 2016, the Company issued a press release announcing that the Operating Company has completed the Second Amendment. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated December 9, 2016, by and among Catalent Pharma Solutions, Inc., the subsidiary guarantors named therein, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar.

4.2	Form of 4.75% Senior Notes due 2024 (included as part of Exhibit 4.1 above).

10.1	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of December 9, 2016, by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swing line lender and the lenders party thereto, which amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014 (as amended), by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc. and JPMorgan Chase Bank, N.A., as L/C Issuers, the other lenders party thereto and the other agents party thereto.

99.1	Press Release of Catalent, Inc., dated December 12, 2016, announcing the completion of the repricing of the term loans under senior secured credit facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ Steven L. Fasman
Steven L. Fasman
Senior Vice President & General Counsel and Secretary

Date: December 12, 2016

EXHIBIT LIST

Exhibit No.	Description

4.1	Indenture, dated December 9, 2016, by and among Catalent Pharma Solutions, Inc., the subsidiary guarantors named therein, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar.

4.2	Form of 4.75% Senior Notes due 2024 (included as part of Exhibit 4.1 above).

10.1	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of December 9, 2016, by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swing line lender and the lenders party thereto, which amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014 (as amended), by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc. and JPMorgan Chase Bank, N.A., as L/C Issuers, the other lenders party thereto and the other agents party thereto.

99.1	Press Release of Catalent, Inc., dated December 12, 2016, announcing the completion of the repricing of the term loans under senior secured credit facilities.